Exhibit 10.12

SECURITY AGREEMENT

This SECURITY AGREEMENT is dated as of March 13, 2013 (as the same may from time to time be amended, supplemented or otherwise modified, this “Security Agreement”), by and between Targeted Growth, Inc., a Washington corporation (the “Secured Party”), and Global Clean Energy Holdings Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and the Secured Party are parties to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 12, 2013, pursuant to which the Company has agreed to purchase from the Secured Party, and the Secured Party has agreed to sell to the Purchaser, the rights and other assets listed on Annex A, all of which are related to its program of developing intellectual property and managing breeding activities for the development of Camelina sativa as a biofuels feedstock;

WHEREAS, a portion of the consideration for the purchase by the Company of the assets under the Purchase Agreement is in the form of the Company’s secured promissory note, dated as of the date hereof, in the aggregate principal amount of $1,300,000 (the “Note”); and

WHEREAS, pursuant to the Note and the Purchase Agreement, the Company has agreed to execute and deliver this Security Agreement to the Secured Party.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

GRANT OF SECURITY INTEREST

As security for the prompt payment and performance of the Note (including principal, interest, fees and other amounts payable with respect to the Note), the Company hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party and hereby grants to the Secured Party a security interest in, and continuing lien on the Collateral (as such term is defined on Annex A hereto).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Secured Party, which representations and warranties shall survive execution and delivery of this Security Agreement, as follows:

2.1 Validity and Perfection.

(a) Each of this Agreement and the Note has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency,

(b) reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) The security interest in the Collateral granted to the Secured Party hereunder constitutes a valid and continuing security interest in the Collateral, securing the payment and performance when due of the Note.

2.2 Predecessors-in-Interest.  During the three years ended on the date hereof, neither the Company nor any of its predecessors-in-interest has conducted any business or sold any goods under any name (including any fictitious business or trade name) other than its legal name which is correctly set forth at the beginning of this Security Agreement.

2.3 No Liens; Other Financing Statements.

(a) Upon consummation of the transactions contemplated by the Purchase Agreement, and subject to the validity and accuracy of the representations and covenants regarding title to the Collateral made by the Secured Party to the Company in the Purchase Agreement:

(i) the Company will be the sole, legal and equitable owner of the Collateral;

(ii) this Agreement creates a valid and enforceable security interest in the Collateral in favor of Secured Party.

(b) The Company will neither create nor permit the existence of any lien or security interest other than the security interest created hereby on the Collateral without the consent of the Secured Party, and no lien or security interest on the Company’s assets exists which would allow the creditor to have priority over the Secured Party with respect to the Collateral.

(c) When UCC financing statements including the information about the Company specified in Section 2.4 have been filed in the jurisdiction set forth on page 1 of this Security Agreement, the Secured Party will hold a perfected security interest in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC.

2.4 Representations and Covenants Related to Perfection.  The Company represents and warrants to the Secured Party as follows:  (a) the Company’s exact legal name is as indicated on page 1 of this Security Agreement and on the signature page hereof, (b) the Company is an organization of the type and is organized in the jurisdiction set forth on page 1 of this Security Agreement, the chief executive office of the Company is located at 100 West Broadway, #650, Long Beach, California 90802, and the Company has no additional places of business.

2.5

COVENANTS

The Company covenants and agrees with the Secured Party that from and after the date of this Security Agreement:

2.6 Further Assurances.  The Company will from time to time execute, deliver, file and record all further instruments, endorsements and other documents, and take such further action as the Secured Party may deem reasonably necessary in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein granted.

2.7 Change of Name; Identity; Corporate Structure; Chief Executive Office.  The Company will not change its name, identity, corporate structure or the location of its chief executive office without giving the Secured Party 15 days prior written notice and taking all action reasonably necessary to maintain the security interest of the Secured Party in the Collateral intended to be granted hereby at all times fully perfected with the same or better priority and in full force and effect.

2.8 Maintain Records.  The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of the Collateral.  The Company expressly authorizes the Secured Party or its agent(s) to file UCC Financing Statements, Amendments or Continuation Statements as deemed appropriate by Secured Party until the obligations under the Note are paid in full.

2.9 Sale of Collateral.  The Company will not (i) sell or otherwise dispose of the Collateral other than in the ordinary course of business, or (ii) create, assume, incur or suffer to exist any lien, charge or encumbrance of any kind (whether senior, pari passu or subordinate) on the Collateral, other than Permitted Liens.

2.10 Maintenance of Collateral.  The Company will keep the Collateral, including, without limitation, all inventory and equipment, in good repair, working order and condition, subject to normal wear and tear.

2.11 Payment of Taxes.  The Company will pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income from the Collateral or upon any of the Collateral or any part of the Collateral, as well as all claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien, encumbrance or charge upon the Collateral, in each case except as and to the extent that the Company is contesting any of the foregoing in good faith and as to which appropriate reserves are established in the Company’s financial statements.

2.12 Collections by Company.  From and after the occurrence and during the continuance of any Acceleration Event (as defined in the Note), all sums collected or received and all property recovered or possessed by the Company in respect of any of the Collateral, including, without limitation, all sums received in respect of the operation of the Camelina Assets (as defined in the Note), shall be received and held by the Company in trust for the Secured Party and shall be segregated from other assets and funds of the Company and upon the

2.13 request of the Secured Party shall be immediately delivered to the Secured Party (or otherwise in accordance with the instructions of the Secured Party) for application to the payment of the Note.

2.14 Power of Attorney. Upon the occurrence and during the continuance of an Acceleration Event, the Company hereby constitutes and appoints the Secured Party its true and lawful attorney, with full power, in the name of the Company or otherwise, at the expense of the Company and without notice to or demand upon the Company, to grant, sell, convey, assign and transfer the Collateral in accordance with the UCC, free and clear of all liens.  The Company agrees to reimburse the Secured Party on demand for any payments made or expenses incurred by the Secured Party pursuant to the foregoing authorization and any unreimbursed amounts shall constitute amounts outstanding under the Note for all purposes hereof.

2.15 No Duty Regarding Collateral.  The powers conferred on the Secured Party by this Security Agreement are solely to protect the interests of the Secured Party and shall not impose any duty upon the Secured Party to exercise any such power, and if the Secured Party shall exercise any such power, such exercise shall not relieve the Company of any Acceleration Event, and the Secured Party shall be accountable only for amounts actually received as a result thereof.  The Secured Party shall be under no obligation to take steps necessary to preserve the rights in or value of or to collect any sums due in respect of any Collateral against any other person or entity but may do so at its option. All expenses reasonably incurred by the Secured Party upon or during the continuance of an Acceleration Event in connection with the application, protection, maintenance, renewal or preservation of any of the Collateral, shall be borne by the Company.

2.16 Insurance.  The Company will keep Collateral continuously insured by an insurer approved by Secured Party (which approval shall not be unreasonably withheld) against fire, theft and other hazards designated at any time by Secured Party, in an amount equal to the full insurable value thereof, with such form of loss payable clause as designated by and in favor of Secured Party, and will deliver the policies and receipts showing payment of premiums to the Secured Party.  In event of loss, unless the Collateral can be replaced, fully restored or repaired, Secured Party shall have full power to collect any and all insurance upon Collateral and to apply the same at its option to any obligation secured hereby, whether or not matured.

ARTICLE III

REMEDIES; RIGHTS UPON ACCELERATION

3.1 Rights and Remedies Generally.  Upon the occurrence and during the continuance of any Acceleration Event under the Note, then the Secured Party shall have all the rights of a secured party under the UCC, shall have all rights provided by this Security Agreement and shall have all rights now or hereafter existing under all other applicable laws.  “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, however, in the event that any or all of the attachment, perfection or priority of the Secured Party’s security interest in the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of incorporation of the Company, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for

3.2 purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

3.3 Assembly and Disposition of Collateral.  Upon the occurrence and during the continuance of any Acceleration Event, (i) the Secured Party shall have the right and power to take possession of the Collateral in accordance with the applicable provisions of the UCC and (ii) upon at least five days’ notice to the Company, the Company shall at its own expense, assemble the Collateral (or from time to time any portion thereof) and make it available to the Secured Party at any place or places designated by the Secured Party which is reasonably convenient to both parties. The Secured Party will give the Company reasonable notice of the time and place of any public sale of the Collateral or the time after which any private sale or any other intended disposition thereof is to be made. The Company agrees that the requirements of reasonable notice to it shall be met if such notice is mailed, postage prepaid to its address specified on the signature page hereto (or such other address that the Company may provide to the Secured Party in writing) at least ten (10) days before the time of any public sale or after which any private sale may be made.  The proceeds of any sale, disposition or other realization upon the Collateral shall be distributed by the Secured Party in the following order of priorities: First, to the Secured Party in an amount sufficient to pay in full the reasonable costs of the Secured Party in connection with such sale, disposition or other realization; second, to the Secured Party in an amount equal to the then unpaid principal balance and accrued but unpaid interest on the Note; and finally, upon payment in full of the Note, to the Company or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

3.4 Recourse.  Subject to the limitations contained in Section 2 of the Note, the Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Note.  The Company shall also be liable for all expenses of the Secured Party reasonably incurred in connection with collecting such deficiency, including, without limitation, the reasonable fees and disbursements of counsel employed by the Secured Party to collect such deficiency.

ARTICLE IV

MISCELLANEOUS

4.1 Governing Law.  This Security Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

4.2 Notices.  Any notice, other communication or payment required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered as described in the Notices section of the Purchase Agreement and to the appropriate addresses listed therein.

4.3 Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of the Company, the Secured Party, and their respective heirs, representatives, successors and assigns; provided however the Company may not assign this Security Agreement without the Secured Party’s prior written consent.

4.4 Waivers and Amendments.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party against whom enforcement is sought.

4.5 No Waiver.  No failure or delay on the part of the Secured Party in exercising any right, power or privilege hereunder and no course of dealing between the Secured Party and the Company shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Secured Party would otherwise have on any future occasion.  No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or future action in any circumstances without notice or demand.  Time is of the essence.

4.6 Termination; Release.  When the Note has been paid in full this Security Agreement shall terminate, and the Secured Party, at the request of the Company, will execute and deliver to the Company the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement.  Notwithstanding anything else to the contrary contained herein, this Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Collateral or in respect of the Note is rescinded, annulled or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, or upon the appointment of an intervenor, receiver or conservator of, or trustee or similar official for, the Company, or any substantial part of its properties or assets, or otherwise, all as though such payment had not been made.

4.7 Headings Descriptive.  The headings of the several Sections and subsections of this Security Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

4.8 Severability.  In case any provision in or obligation under this Security Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the Company and the Secured Party have caused this Security Agreement to be duly executed and delivered as of the date first above written.

GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Name: Richard Palmer Title: President and CEO
Address:	100 West Broadway, #650
Long Beach, California 90802
Fax:	310.929.1139

SECURED PARTY TARGETED GROWTH, INC.
/s/ Margaret McCormick
Name:	Margaret McCormick

Address:	2815 Eastlake Ave E, Suite 300
Seattle WA 98102
Fax:	206.336.5573

ANNEX A

The Company hereby pledges and grants to and creates in favor of the Secured Party a continuing lien and security interest in and to all of the right, title and interest of the Company in, to and under the following, wherever located, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of thereof, and of insurance covering the same and all other property at any time and from time to time acquired, receivable or otherwise distributed in respect thereof (collectively, the “Collateral”):

1.           Interest (previously held by Sustainable Oils, LLC) in the following equipment:

(a)	one (1) 2008 model L4740D Kubota four-wheel tractor, serial number 30670;
(b)	one (1) Wintersteiger classic US combine, serial number 1540-4008-1786; and
(c)	one (1) Hege Planting Machine, serial number 1009;

2.           Seed cleaner & cart, 324 Eclipse, 60HCMTR, purchased from A.T. Ferrel Company in September 2009.

3.           Oil-in-seed analyzer, MQ-CU20 control unit, MQ-MU20/25 magnet unit,

4.           Host computer for oil-in-seed analyzer.

5.           MQ-PA247 probe assembly; purchased from Burker Optics in October 2009.

6.           Seed mass/volume machine, purchased from Autopilot Inc. in November 2011.

7.           7x20 14K tilt trailer; VIN:  5M3BU2029A1044083; model year:  2010; make:  Mira; body style:  UT; model/series:  MUET720TA5; primary color:  black; license plate number:  618111A; issuing state:  Montana.

8.           Passenger car; VIN:  2GCEK19K4S1287411; model year:  1995; make:  Chevrolet; body style:  Extended Cab 2D; model/series:  C/K1500 Cheyenne Silverado; primary color:  white; license plate number:  621550A; issuing state:  Montana.

9.           Passenger car, VIN:  3GTEK23M69G104737; model year:  2009; make: GMC; body style:  Crew Cab 4D; model/series:  Sierra 1500 SLE; primary color: silver/stainless; license plate number:  ALC456; issuing state:  Montana.

10.           Lenovo Think Pad Tablet X61, Model 7767C4U, Serial Number LVB36A2.

4836-0030-4147.04
64774.00001